Exhibit 1.1

MAIDENFORM BRANDS, INC.

4,000,000 Shares

Common Stock

($0.01 Par Value)

UNDERWRITING AGREEMENT

November 20, 2006

UNDERWRITING AGREEMENT

November 20, 2006

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Ladies and Gentlemen:

The persons named in Schedule A annexed hereto (the “Selling Stockholders”), severally and not jointly, propose to sell to you (the “Underwriter”), an aggregate of 4,000,000 shares (the “Shares”) of Common Stock, $0.01 par value (the “Common Stock”), of Maidenform Brands, Inc., a Delaware corporation (the “Company”), in the respective amounts set forth in Schedule A annexed hereto. The Shares are described in the Base Prospectus which is referred to below.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-138314) under the Act filed on October 31, 2006 (the “registration statement”). Such registration statement, as so amended, has been declared by the Commission to be effective under the Act. The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the base prospectus, describing the Shares and the offering thereof, in such form as has been provided to or discussed with, and approved by, the Underwriter.

The term “Registration Statement” as used in this Agreement means the registration statement, as amended at the time it became effective and as supplemented or amended (including all information deemed to be part of and included in the registration statement pursuant to Rule 430B under the Act) prior to the execution of this Agreement, including (i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein. If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an “Abbreviated Registration Statement”), the term “Registration Statement” includes the Abbreviated Registration Statement.

The term “Base Prospectus” as used in this Agreement means the base prospectus, dated as of November 16, 2006, included in the Registration Statement at the time it was declared effective by the Commission or in the form in which it has been most recently filed with the Commission on or prior to the date of this Agreement. The term “Prospectus Supplement” as used in this Agreement means the final prospectus supplement specifically relating to the Shares in the form that is first filed with the Commission pursuant to Rule 424 under the Act after the date and time this Agreement is executed and delivered by the parties hereto. The term “Prospectus” as used in this Agreement means the Base Prospectus as amended or supplemented by the Company prior to the date of the filing of the Prospectus Supplement together with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, a “Road Show”). “Disclosure Package,” as used herein, means the Base Prospectus and the Permitted Free Writing Prospectuses, if any, all considered together.

Any reference herein to the registration statement, the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) after the effective date of the Registration Statement, or the date of such Base Prospectus, or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference (the “Incorporated Documents”).

As used herein, “business day” shall mean a day on which the New York Stock Exchange is open for trading.

The Company, the Selling Stockholders and the Underwriter agree as follows:

1.  Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, each of the Selling Stockholders, severally and not jointly, agrees to sell to the Underwriter and the Underwriter agrees to purchase from each Selling Stockholder the number of Shares set forth opposite the name of such Selling Stockholder in Schedule A attached hereto, in each case at a purchase price of $19.90 per Share. Each Selling Stockholder is advised by you that you intend to offer the Shares for sale to the public as soon after this Agreement has been entered into as in your judgment is advisable.

Pursuant to powers of attorney (individually, a “Power-of-Attorney” and collectively, the “Powers-of-Attorney”), which shall be reasonably satisfactory to counsel for the Underwriter, granted by each Selling Stockholder, Thomas J. Ward, Dorvin D. Lively and Steven N. Masket will act as the attorneys-in-fact of the Selling Stockholders. The foregoing attorneys-in-fact (the “Attorneys-in-Fact of the Selling Stockholders”) are authorized, on behalf of each Selling Stockholder, to execute any documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by each Selling Stockholder, to make delivery of the certificates for such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom the expenses to be borne by each Selling Stockholder in connection with the sale and public offering of the Shares, to distribute the balance of such proceeds to each Selling Stockholder in proportion to the number of Shares sold by each Selling Stockholder, to receive notices on behalf of each Selling Stockholder and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement.

2.  Payment and Delivery. Payment of the purchase price for the Shares shall be made to each of the Selling Stockholders by wire transfer of immediately available funds, against delivery of the certificates for the Shares to you through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriter. Such payment and delivery shall be made at 10:00 A.M., New York City time, on November 27, 2006 (unless another time shall be agreed to by you and the Company and the Attorneys-in-Fact of the Selling Stockholders) to an account at a bank acceptable to you made to the order of Continental Stock Transfer & Trust Company, as custodian (the “Custodian”) for the Shares. The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 7 hereof with respect to the purchase of the Shares shall be made at the offices of Latham & Watkins LLP, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, at 10:00 A.M., New York City time, on the date of the closing of the purchase of the Shares.

3.  Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Underwriter that:

(a)  The Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of the Base Prospectus, the Prospectus Supplement or the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission; the Registration Statement complied when it became effective, complies and will comply, at the time of purchase, in all material respects with the requirements of the Act and the Base Prospectus complied, as of its date and at the time of purchase, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415(a)(1)(i) under the Act; the Registration Statement did not, as of the time such Registration Statement became effective, and at the time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; at all times during the period beginning with the execution of this Agreement and ending at the time of purchase, the Disclosure Package does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement and, as amended or supplemented, at all times during the period beginning with the execution of this Agreement and ending on the time of purchase, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); the Prospectus, as of the date that it is filed with the Commission, the date of the Prospectus Supplement and, as amended or supplemented, at the time of purchase did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in or omitted from the Registration Statement, the Disclosure Package or the Prospectus in reliance upon and in conformity with information concerning the Underwriter and furnished in writing by or on behalf of the Underwriter to the Company expressly for use therein; provided, further, that if, at any time after the time of purchase, the Company is obligated to prepare and furnish to the Underwriter an amendment or supplement to the Prospectus under Section 5(g) of this Agreement and so furnishes such amendment or supplement, then from and after the time that such Prospectus as amended or supplemented is furnished to the Underwriter in accordance with Section 5(g), the term “Prospectus” shall be deemed to mean the Prospectus as so amended or supplemented; each Incorporated Document, at the time such document was filed with the Commission, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b)  the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents, when they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and/or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(c)  prior to the execution of this Agreement, neither the Company nor, to the knowledge of the Company, any Selling Stockholder has, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Base Prospectus and the Permitted Free Writing Prospectuses, if any; neither the Company nor, to the knowledge of the Company, any Selling Stockholder has, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with the applicable provisions of Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), such Permitted Free Writing Prospectus will be deemed to be a prospectus permitted under Section 10(b) of the Act for purposes of Section 5(b)(1) of the Act; the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the applicable requirements of Section 10 of the Act; neither the Company nor the Underwriter are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date set forth in Rule 164(h) under the Act with respect to the offering of the Shares contemplated by the Registration Statement;

(d)  as of the date specified in the Incorporated Documents, the Company had authorized and outstanding capitalization as set forth in the Incorporated Documents; all of the issued and outstanding shares of capital stock, including the Common Stock and the Shares, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(e)  the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement;

(f)  the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”);

(g)  the Company has no subsidiaries other than those listed in Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and those listed on Schedule C hereto (collectively, the “Subsidiaries”); other than the capital stock of the Subsidiaries and immaterial stock ownership stakes in several publicly-traded companies, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificates of incorporation and the by-laws (or other similar organizational documents) of the Company and the Subsidiaries and all amendments thereto have been made available to you, and except as set forth in the exhibits to the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the time of purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise described in this Section 3(g) or as described in the Prospectus) are owned, directly or indirectly, by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(h)  the Shares have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws and were not issued by the Company in violation of any statutory or contractual preemptive right or any resale right, right of first refusal or other similar rights;

(i)  the capital stock of the Company, including the Shares, shall conform in all material respects as of the time of purchase, to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus and the certificates evidencing the Shares are in due and proper form in all material respects and the holders of the Shares will not be subject to personal liability by reason of being such holders in all material respects;

(j)  this Agreement has been duly authorized, executed and delivered by the Company;

(k)  neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its respective charter or by-laws (or other similar organizational documents), or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, except, with respect to clause (ii), for such breaches, violations or defaults as would not have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) (x) the charter or by-laws (or other similar organizational documents) of the Company or any of the Subsidiaries, (y) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, except for such breaches, violations or defaults as would not have a Material Adverse Effect, or (z) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries;

(l)  no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than registration of the offer and sale of the Shares under the Act and registration of the Shares under the Exchange Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter or under the rules and regulations of the NASD;

(m)  except as set forth in the Registration Statement and the Prospectus, and after giving effect to the consummation of the offering, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; except as described in the Base Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(n)  each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business except where the failure to obtain such licenses, authorizations, consents and approvals would not have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received written notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(o)  all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases, documents, statutes or regulations of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(p)  except as described in the Disclosure Package, there are no actions, suits, claims or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of the Subsidiaries or any of their respective directors or officers is a party or of which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

(q)  based solely on information provided by PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) to the Company and the Company’s knowledge and belief, PricewaterhouseCoopers, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement, is an independent registered public accounting firm as required by the Act;

(r)  the audited financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and, except as otherwise set forth in the Prospectus, have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles in the United States of America applied on a consistent basis during the periods involved; any pro forma financial statements included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act; any pro forma financial statement or data included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus comply with the applicable requirements of Regulation S-X of the Act, if any, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements; the other financial and statistical data set forth in the Registration Statement, the Disclosure Package and the Prospectus, are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Prospectus that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus; and all disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(s)  subsequent to the respective dates as of which information is given or incorporated by reference in the Disclosure Package, excluding any amendments or supplements to the foregoing made after the execution of this Agreement, except as disclosed in the Disclosure Package, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) except as described in or contemplated by the Disclosure Package, any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries or (v) except as described in or contemplated by the Disclosure Package, any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(t)  the Company has obtained a lock-up agreement in the form set forth as Exhibit A hereto (each, a “Lock-Up Agreement”) from each director and executive officer of the Company and from each of the Selling Stockholders;

(u)  the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, or to its knowledge, an entity “controlled” by an entity required to register as an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(v)  the Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances except as described in the Registration Statement, the Disclosure Package or the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company; all the property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company;

(w)  except as described in the Registration Statement or the Disclosure Package, (i) to the Company’s knowledge, the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Disclosure Package as being owned or licensed by them, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); (ii) to the Company’s knowledge, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company and except for ownership rights by third parties which would not, individually or in the aggregate, result in a Material Adverse Effect; (iii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property which is material to the Company and which infringement would result in a Material Adverse Effect; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property which is material to the Company and which action, suit, proceeding or claim would, if determined adversely to the Company, result in a Material Adverse Effect; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others which is material to the Company and which action, suit, proceeding or claim would, if determined adversely to the Company, result in a Material Adverse Effect; and (vi) to the Company’s knowledge, there is no prior art that is known by Company and which has not been disclosed to the U.S. Patent and Trademark Office that may render any patent application relating to any of the Intellectual Property owned by the Company unpatentable;

(x)  except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; (ii) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (iii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any applicable federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(y)  the Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is, to the Company’s knowledge, the subject of any investigation, (ii) has received any written notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, applicable to the Company which relates to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(z)  in the ordinary course of its business, the Company and each of the Subsidiaries maintains procedures for performing regular internal audits of each of its properties for compliance with applicable Environmental Laws and ensuring correction of any material incidents of non-compliance detected by means of such audits;

(aa)  all tax returns required to be filed by the Company and each of the Subsidiaries (including any applicable extensions) have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided and except where the failure to file to such returns or to pay such taxes would not, individually or in the aggregate, have a Material Adverse Effect;

(bb)  the Company and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase;

(cc)  neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any material loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as described in the Registration Statement and the Prospectus;

(dd)  the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements filed as an exhibit to or referred to or described in the Registration Statement, the Disclosure Package, the Prospectus or any Incorporated Document and no such termination or non-renewal has been threatened in writing by the Company or, to the Company’s knowledge, any other party to any such contract or agreement;

(ee)  the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ff)  the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act), which are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established and have been evaluated for effectiveness as of the end of the period covered by the Company’s most recent quarterly report filed with the Commission. The Company’s independent registered public accounting firm and the Audit Committee of the Board of Directors have been advised of: (x) any significant deficiencies in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data; and (y) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting. The principal executive officer and principal financial officer of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct;

(gg)  the Company believes that the “material weakness” and each of the “reportable conditions” in the design and operation of internal controls as of December 27, 2003 identified in the letter dated June 8, 2004 from PricewaterhouseCoopers to the Company has been remedied in all material respects, and the Company has no reason to believe that PricewaterhouseCoopers would not concur in its belief in this regard;

(hh)  the Company has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

(ii)  any statistical and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(jj)  neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge after due inquiry, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus;

(kk)  neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or could reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(ll)  to the Company’s knowledge, based solely upon Schedule 13D, Schedule 13G or other filings respecting the Company by such persons with the Commission and upon completed questionnaires, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus;

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or such Subsidiary, as the case may be, as to matters covered thereby, to the Underwriter.

4.  Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to the Underwriter that:

(a)  such Selling Stockholder now is and at the time of delivery of the Shares to be sold by it will be, the lawful beneficial owner of the number of Shares to be sold by such Selling Stockholder pursuant to this Agreement and has and, at the time of delivery thereof, will have valid and marketable title to such Shares, and upon delivery of and payment for such Shares, the Underwriter will acquire valid and marketable title to such Shares free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

(b)  such Selling Stockholder has and at the time of delivery of such Shares will have, full legal right, power and capacity, and any approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement;

(c)  this Agreement, the Power-of-Attorney, the Custody Agreement among the Custodian and the Selling Stockholders (the “Custody Agreement”) and a Lock-Up Agreement have each been duly executed and delivered by or on behalf of such Selling Stockholder and each of the Custody Agreement (assuming due authorization, execution and delivery by the Custodian), the Power-of-Attorney and Lock-Up Agreement is a legal, valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms; subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(d)  the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power-of-Attorney and the Custody Agreement and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby (i) will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which, with notice, lapse of time, or both, would result in any breach of, or constitute a default under), (x) if such Selling Stockholder is not a natural person, its charter, by-laws or other organizational documents, (y) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or such Selling Stockholder’s properties may be bound or affected and which is material to such Selling Stockholder or which is material to the transactions contemplated by this Agreement or (z) under any federal, state, local or foreign law, regulation or rule in any decree, judgment or order applicable to such Selling Stockholder, and (ii) such sale can not be matched with a corresponding purchase prior to the time of purchase, for purposes of, and as determined pursuant to, Section 16(b) of the Exchange Act;

(e)  the Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriter hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power-of-Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of such Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or other entity, by the dissolution of liquidation of such partnership, corporation or other entity, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or other entity should be dissolved or liquidated, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares to be sold by such Selling Stockholder shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and the Custody Agreement;

(f)  in respect of any statements in or omissions from the Registration Statement, the Disclosure Package, the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly and specifically for use therein (it being understood and agreed that the only such information furnished to the Company by any such Selling Stockholder consists of the information described in Section 11(b) of this Agreement) (“Selling Stockholder Information”), (i) the Registration Statement did not when it became effective, does not and will not, at the time of purchase, contain an untrue statement of a material fact concerning such Selling Stockholder’s Selling Stockholder Information or omit to state a material fact concerning such Selling Stockholder’s Selling Stockholder Information required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package distributed in connection with the offering of the Shares did not, as of its date, and does not contain an untrue statement of a material fact concerning such Selling Stockholder’s Selling Stockholder Information or omit to state a material fact concerning such Selling Stockholder’s Selling Stockholder Information required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus will not, as of its date and at the time of purchase, contain an untrue statement of a material fact concerning such Selling Stockholder’s Selling Stockholder Information or omit to state a material fact concerning such Selling Stockholder’s Selling Stockholder Information required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g)  such Selling Stockholder has duly and irrevocably authorized the Attorneys-in-Fact of the Selling Stockholders, on behalf of such Selling Stockholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated thereby and to deliver the Shares to be sold by such Selling Stockholder and receive payment therefor pursuant hereto;

(h)  such Selling Stockholder has not taken, directly or indirectly, any action designed, or which has constituted or could reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(i)  the sale of the Shares pursuant to this Agreement is not prompted by any information concerning the Company which is not set forth in the Registration Statement or the Disclosure Package; and

(j)  such Selling Stockholder acquired the Shares being sold by such Selling Stockholder as set forth under “Selling Stockholders” in the Base Prospectus.

5.  Certain Covenants of the Company and Selling Stockholders. The Company, and, with respect to clause (g) only, each Selling Stockholder, severally and not jointly, hereby agrees:

(a)  to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)  to make available to the Underwriter in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriter, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriter may request for the purposes contemplated by the Act; in case the Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar Rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the applicable requirements of Section 10(a)(3) of the Act;

(c)  if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Shares may be sold, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

(d)  to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Prospectus, or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of written notice of the institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, and to provide you and Underwriter’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(e)  subject to Section 5(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar Rule) in connection with the offering or sale of the Shares; to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing;

(f)  if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

(g)  to advise the Underwriter promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar Rule) under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(d) hereof, the Company shall prepare and furnish, at the Company’s expense, to the Underwriter promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change, provided, however, that with respect to a Selling Stockholder, this clause (g) shall only relate to such Selling Stockholder’s Selling Stockholder Information;

(h)  to make generally available to its security holders, and to deliver to you, an earning statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) promulgated under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

(i)  to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders’ equity and cash flow of the Company and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of a nationally recognized independent registered public accounting firm), for so long as the Company shall have a legal obligation to do so;

(j)  to furnish to you and Latham & Watkins LLP one copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriter;

(k)  to furnish to you promptly and, upon request, to each of the other Underwriter for a period of two years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission; provided, that with respect to clauses (i) and (ii) the Company shall be deemed to have satisfied its obligation to the extent such documents are available on EDGAR, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries;

(l)  to the extent not available on EDGAR and upon your request, to furnish to you as early as practicable prior to the time of purchase, but not later than two business days prior thereto, a copy of the latest available unaudited quarterly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent registered public accounting firm, as stated in their letter to be furnished pursuant to Section 7(f) hereof;

(m)  to pay all costs, expenses, fees and taxes (other than any fees and disbursements of counsel for the Underwriter, except as set forth in clauses (iv) and (vi) below) in connection with (i) the preparation and filing of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance, if applicable, or delivery of the Shares to the Underwriter, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriter, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriter and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriter incurred in connection with such qualifications and determinations, which shall not exceed $10,000) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriter and to dealers, (v) any filing for review of the public offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriter (which legal fees and disbursements shall not exceed $5,000, (vi) the fees and disbursements of any transfer agent or registrar for the Shares, (vii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriter’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the performance of the Company’s other obligations hereunder, and (ix) the performance of the obligations of each Selling Stockholder hereunder, including without limitation, any fees and expenses of counsel to the Selling Stockholders, the fees and expenses of the Attorneys-in-Fact and the Custodian and all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholders to the Underwriter hereunder, to the extent, but solely to the extent, that the Company is responsible for such obligations pursuant to any agreement between the Company and such Selling Stockholder; any other such fees or expenses of any Selling Stockholder not specifically provided for herein or therein shall be borne by such Selling Stockholder;

(n)  to comply with Rule 433(g) under the Act, if applicable;

(o)  not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 90 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Underwriter, except for (i) the registration of the Shares and the sales to the Underwriter pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, (iii) the filing of one or more registration statements on Form S-8 relating to the issuance and exercise of employee stock options, (iv) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus, and (v) in connection with any acquisition of, or merger with, another company or the acquisition of any assets of another company; provided, however, that with respect to this clause (v), any such acquisition or merger involves an amount of the Company’s securities that is less than or equal to ten percent (10%) of the Company’s outstanding share capital, which shall be measured at the time a definitive agreement is signed in connection with such acquisition, merger or strategic transaction; and provided, further, that it shall be a condition of closing of any such transaction that any person or entity who becomes a holder of the Common Stock or any securities substantially similar to the Common Stock, including but not limited to any securities convertible into or exchangeable for Common Stock, or that represents the right to receive Common Stock or any such securities, shall execute a Lock-Up Agreement;

(p)  except for such communications that would satisfy the requirements of Rule 168 under the Act or otherwise constitute (1) factual information, the dissemination of which is permitted pursuant to Securities Act Release 33-5180 (August 16, 1971) or (2) ordinary business and financial information, the dissemination of which is permitted pursuant to Securities Act Release 33-7856 (April 28, 2000), prior to the time of purchase, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Shares, without your prior consent, which shall not be unreasonably withheld;

(q)  without your prior written consent, not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(r)  to use its commercially reasonable efforts to maintain the listing of the Common Stock on the New York Stock Exchange;

(s)  to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock; and

6.  Reimbursement of Underwriter’ Expenses. If the Shares are not delivered for any reason other than the default by the Underwriter in its obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(m) hereof, reimburse the Underwriter for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

7.  Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders on the date hereof, at the time of purchase and the performance by the Company and each of the Selling Stockholders of its obligations hereunder and to the following additional conditions precedent:

(a)  The Company shall furnish to you, at the time of purchase, an opinion of Proskauer Rose LLP, counsel for the Company, addressed to the Underwriter, and dated the time of purchase, in form and substance reasonably satisfactory to Latham & Watkins LLP, counsel for the Underwriter, stating that:

(i)  the Company is existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement;

(ii)  each of the U.S. Subsidiaries is existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

(iii)  this Agreement has been duly authorized, executed and delivered by the Company;

(iv)  all of the issued and outstanding shares of capital stock of the Company are free of preemptive rights under the Delaware General Corporation Law and the certificate of incorporation and by-laws of the Company;

(v)  the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(vi)  the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

(vii)  the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act;

(viii)  each of the Incorporated Documents, as of its respective filing date, complied as to form in all material respects with the applicable requirements for reports on Forms 10-K, 10-Q, and 8-K, and proxy statements under Regulation 14A, as the case may be, under the Exchange Act and the rules and regulations of the Commission thereunder, and for Registration Statements on Form 8-A under the Act, and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel need not express an opinion with respect to financial statements, schedules or other financial or statistical data, or exhibits included in, incorporated by reference in, or omitted from, such reports, proxy statement and registration statement; and it being further understood, however, in passing upon the compliance as to form of the Incorporated Documents, such counsel may assume that the statements made therein are correct and complete.

(ix)  to such counsel’s knowledge, the Registration Statement has become effective under the Act and, no stop order proceedings with respect thereto are pending or threatened by the Commission and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

(x)  no approval, authorization, consent or order of or filing with any governmental or regulatory commission, board, body, authority or agency is required in connection with the sale of the Shares and consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Act, the Exchange Act, the rules of the NASD and the rules of the New York Stock Exchange (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriter);

(xi)  the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) the certificate of incorporation or by-laws of the Company, any applicable United States federal law, Delaware corporate law or New York State law, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company that, in our experience, is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement, or the charter or bylaws of the company;

(xii)  the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act;

(xiii)  the statements in the Registration Statement under the heading “Risk Factors—Provision in our amended and restated certificate of incorporation and bylaws or Delaware law might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our common stock.” insofar as such statements constitute a summary of documents or matters of law, are accurate in all material respects; and

(xiv)  to such counsel’s knowledge, except as described in the Registration Statement or the Prospectus, no person has the right, pursuant to the terms of any contract, agreement or other instrument filed as an exhibit to the Registration Statement or otherwise known to such counsel, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interest of the Company, or to include any such shares or interest in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.

In addition, such counsel shall state that such counsel has participated in conferences with certain officers and other representatives of the Company, representatives of the Company’s independent registered public accounting firm and representatives of the Underwriter at which the contents of the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses listed on Schedule B hereto were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Permitted Free Writing Prospectuses on Schedule B hereto (other than as expressly set forth in such opinion), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that (i) the Registration Statement, as of the time such Registration Statement was declared effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of the date of the Prospectus Supplement and at the time of purchase contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Base Prospectus and the Permitted Free Writing Prospectuses listed on Schedule B, all considered together, as of 5:00 pm New York City Time on November 20, 2006, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and related notes and schedules thereto and other financial and accounting data included in, or omitted from, the Registration Statement, Base Prospectus or the Prospectus), and that such counsel does not know of any legal or governmental proceedings required to be described in a Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

(b)  The Company shall furnish to you, at the time of purchase, an opinion of the General Counsel of the Company, addressed to the Underwriter, and dated the time of purchase in form and substance reasonably satisfactory to Latham & Watkins LLP, counsel for the Underwriter, stating that:

(i)  the Company and each of the U.S. Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of their properties or the conduct of their business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(ii)  all of the issued and outstanding shares of capital stock of the Company, including the Shares, have been duly authorized and validly issued, are fully paid and non-assessable and free of contractual preemptive rights, resale rights, rights of first refusal and similar rights;

(iii)  all of the outstanding shares of capital stock of each of the U.S. Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise stated in the Registration Statement and the Prospectus, are owned by the Company, in each case subject to no security interest, other encumbrance or adverse claim except for any security interest, other encumbrance or adverse claim described in the Registration Statement or pursuant to, or contemplated by, any contract, agreement or instrument that is filed as an exhibit to the Registration Statement; and, to such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the U.S. Subsidiaries are outstanding;

(iv)  the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) the certificate of incorporation or by-laws of any of the U.S. Subsidiaries, or any material indenture, mortgage, deed of trust, bank loan or credit agreement, any applicable United States federal law or New York State law, rule, regulation or order of any governmental agency or body or any court having jurisdiction over any U.S. Subsidiary that, in my experience, is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement, or the charter or bylaws of any U.S. Subsidiary or any agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any U.S. Subsidiary is a party.

(v)  neither the Company nor any of the U.S. Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective charter or by-laws or, to such counsel’s knowledge, any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the U.S. Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any law, regulation or rule or any decree, judgment or order applicable to the Company or any of the U.S. Subsidiaries; and

(vi)  to such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is a party or to which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described.

In addition, such counsel shall state that such counsel has participated in conferences with certain officers and other representatives of the Company, representatives of the Company’s independent registered public accounting firm and representatives of the Underwriter at which the contents of the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses listed on Schedule B hereto were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Permitted Free Writing Prospectuses on Schedule B hereto (other than as expressly set forth in such opinion), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that (i) the Registration Statement, as of the time such Registration Statement was declared effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of the date of the Prospectus Supplement and at the time of purchase contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Base Prospectus and the Permitted Free Writing Prospectuses listed on Schedule B, all considered together, as of 5:00 pm New York City Time on November 20, 2006, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and related notes and schedules thereto and other financial and accounting data included in, or omitted from, the Registration Statement, Base Prospectus or the Prospectus), and that such counsel does not know of any legal or governmental proceedings required to be described in a Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

(c)  You shall have received, at the time of purchase, an opinion of Proskauer Rose LLP, on behalf of Thomas Ward, Maurice Reznik, and Steven N. Masket, or other counsel acceptable to the Underwriter addressed to the Underwriter, and dated the time of purchase, and in form and substance satisfactory to Latham & Watkins LLP, counsel for the Underwriter, stating that:

(i)  this Agreement, the Powers of Attorney and the Custody Agreements have been duly executed and delivered by or on behalf of each of the Selling Stockholders;

(ii)  each Selling Stockholder has full legal right and power, and has obtained any authorization or approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided in this Agreement;

(iii)  upon payment for the Shares to be sold by the Selling Stockholders as provided in the Underwriting Agreement and the Custody Agreement, delivery of such Shares by the Custodian (acting on behalf of the Underwriter), as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by DTC, registration of such shares in the name of Cede or such other nominee and the crediting of such Shares on the records of DTC to securities accounts of the Underwriter, (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter will acquire a security entitlement in respect of such Shares and (C) no action based solely on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Shares may be asserted against the Underwriter with respect to such security entitlement (having assumed for this purpose that when such payment, delivery and crediting occur, (w) the Underwriter and DTC are acquiring such Shares in good faith without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, by-laws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the account(s) of the Underwriter on the records of DTC will have been made pursuant to the UCC); and

(iv)  each of the Attorneys-in-Fact of the Selling Stockholders has been duly authorized by each Selling Stockholder to execute and deliver on behalf of such Selling Stockholder this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Shares to be sold by such Selling Stockholder.

(d)  You shall have received, at the time of purchase, an opinion, of Milbank, Tweed, Hadley & McCloy LLP, counsel for Ares Corporate Opportunities Fund, L.P., dated the time of purchase, substantially in the form attached hereto as Exhibit C.

(e)  You shall have received, at the time of purchase, an opinion, of O’Melveny & Myers LLP, counsel for Paribas North America, Inc., dated the time of purchase, substantially in the form attached hereto as Exhibit D.

(f)  You shall have received from PricewaterhouseCoopers LLP letters dated, respectively, the date of this Agreement and the time of purchase and addressed to the Underwriter in the forms heretofore approved by the Underwriter and PricewaterhouseCoopers.

(g)  You shall have received at the time of purchase the favorable opinion of Latham & Watkins LLP, counsel for the Underwriter, dated the time of purchase in form and substance approved by the Underwriter.

(h)  No Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you reasonably object in writing.

(i)  The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement.

(j)  Prior to the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(k)  Between the time of execution of this Agreement and the time of purchase, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known.

(l)  The Company will, at the time of purchase deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer substantially in the form attached as Exhibit B hereto.

(m)  You shall have received a duly executed Lock-Up Agreement from each director and executive officer of the Company and each of the Selling Stockholders.

(n)  The Company and the Selling Stockholders shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus as of the time of purchase, as you may reasonably request.

(o)  The Selling Stockholders will at the time of purchase deliver to you a certificate of the Attorneys-in-Fact of the Selling Stockholders to the effect that the representations and the warranties of the Selling Stockholders as set forth in this Agreement are true and correct as of such date.

8.  Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of the Underwriter, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectuses, if any, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in the Underwriter’s judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Prospectus and the Disclosure Package, or (y) since the execution of this Agreement there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Underwriter’s judgment or in the judgment of such group of Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Disclosure Package, or (z) there shall have occurred any downgrading, or any notice or announcement shall have been given or made of any intended or potential downgrading in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Underwriter elects to terminate this Agreement as provided in this Section 8, the Company and the Attorneys-in-Fact of the Selling Stockholders shall be notified promptly in writing.

If the sale to the Underwriter of the Shares, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Stockholders, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company or the Selling Stockholders, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(m), 6 and 10 hereof), and the Underwriter shall be under no obligation or liability to the Company and the Selling Stockholders under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

9.  [Intentionally Omitted]

10.  Indemnity and Contribution.

(a)  The Company agrees to indemnify, defend and hold harmless the Underwriter, its partners, directors and officers, and any person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in the Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include the Base Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company, any Permitted Free Writing Prospectus or any other “issuer free writing prospectus” (as defined in Rule 433 under the Act), the Disclosure Package, or in any “issuer information” (as defined in Rule 433 under the Act) of the Company included in a free writing prospectus of an offering participant other than the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in either the Registration Statement or such Prospectus or necessary to make such information not misleading.

Each Selling Stockholder, severally and not jointly, agrees to indemnify, defend and hold harmless the Underwriter, its partners, directors and officers, any person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including reasonable cost of investigation) which, jointly or severally, the Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either the Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, in each case with reference only to such Selling Stockholder’s Selling Stockholder Information; provided, that no Selling Stockholder shall be responsible, either pursuant to Sections 10(a) or (c) or as a result of any breach of this Agreement, for losses, expenses, liability or claims for an amount in excess of the proceeds (net of underwriting discounts and commissions but before deducting expenses) received by such Selling Stockholder from the sale of Shares hereunder.

If any action, suit or proceeding (each, a “Proceeding”) is brought against the Underwriter or any such person in respect of which indemnity may be sought against the Company or any Selling Stockholder pursuant to the foregoing paragraphs, the Underwriter or such person shall promptly notify the Company and the Attorneys-in-Fact of the Selling Stockholders in writing of the institution of such Proceeding and the Company or such Selling Stockholder, as the case may be, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company or the Representative of the Selling Stockholders shall not relieve the Company or such Selling Stockholder from any liability which the Company or such Selling Stockholder may have to the Underwriter or any such person or otherwise except to the extent the Company or such Selling Stockholder shall not have otherwise learned of such Proceeding and such omission results in material prejudice to the Company or such Selling Stockholder, as the case may be. The Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company or such Selling Stockholder in connection with the defense of such Proceeding or the Company or such Selling Stockholder shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company or such Selling Stockholder (in which case the Company or such Selling Stockholder shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Company or such Selling Stockholder may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Company or the Selling Stockholder), in any of which events such fees and expenses shall be borne by the Company or such Selling Stockholder and paid as incurred (it being understood, however, that the Company or such Selling Stockholder shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company or such Selling Stockholder shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company or such Selling Stockholder, the Company or such Selling Stockholder agrees to indemnify and hold harmless the Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)  The Underwriter agrees to indemnify, defend and hold harmless the Company, its directors and officers, each Selling Stockholder, its partners, members, directors and officers, and any person who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, any Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning the Underwriter furnished in writing by or on behalf of the Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company, any Selling Stockholder or any such person in respect of which indemnity may be sought against the Underwriter pursuant to the foregoing paragraph, the Company, such Selling Stockholder or such person shall promptly notify the Underwriter in writing of the institution of such Proceeding and the Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Underwriter shall not relieve the Underwriter from any liability which the Underwriter may have to the Company, any Selling Stockholder or any such person or otherwise. The Company, any Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, any Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by the Underwriter in connection with the defense of such Proceeding or the Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Underwriter (in which case the Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Underwriter), in any of which events such fees and expenses shall be borne by the Underwriter and paid as incurred (it being understood, however, that the Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Underwriter shall not be liable for any settlement of any such Proceeding effected without the written consent of the Underwriter but if settled with the written consent of the Underwriter, the Underwriter agrees to indemnify and hold harmless the Company, any Selling Stockholder and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c)  If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) and (b) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriter, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and/or the Selling Stockholders or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding. The obligations of the Selling Stockholders under this Section 10(c) to contribute are several in proportion to their respective proceeds (net of underwriting discounts and commissions but before deducting expenses) from the sale of the Shares hereunder and not joint. The liability under this Section 10(c) of each Selling Stockholder shall be limited to an amount equal to (I) the aggregate proceeds (net of underwriting discounts and commissions but before deducting expenses) of the sale of the Shares by such Selling Stockholder hereunder less (II) any amounts for which such Selling Stockholder has previously made an indemnification payment to any indemnified party pursuant to Section 10(a) above.

(d)  The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by the Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which the Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

(e)  The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company and the Selling Stockholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, any Selling Stockholder or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, each of the Selling Stockholders and the Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Selling Stockholders, against any of the Company’s or Selling Stockholder’s officers or directors, as the case may be, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

11.  Information Furnished.

(a)  Underwriter. The statement set forth in the last paragraph on the cover page of the Prospectus Supplement and the statements relating to sales of the Shares and transactions with the Company set forth in the second, seventh and eighth paragraphs under the caption “Underwriting” in the Prospectus Supplement constitute the only information furnished by or on behalf of the Underwriter as such information is referred to in Sections 3 and 10 hereof.

(b)  Selling Stockholders. The name of such Selling Stockholder, the number of Shares to be sold by such Selling Stockholder and other information with respect to such Selling Stockholder (excluding any percentages) which appears under the caption “Selling Stockholders” in the Prospectus Supplement constitute the only information furnished by or on behalf of each Selling Stockholder as such information referred to in Sections 4 and 10 hereof.

12.  Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriter, shall be sufficient in all respects if delivered or sent to Credit Suisse, 2121 Avenue of the Stars, Los Angeles, CA 90067, Attention: Ted Iantuono, Managing Director; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 154 Avenue E, Bayonne, N.J. 07002, Attention: Steven N. Masket; and if to the Selling Stockholders, shall be sufficient in all respects if delivered or sent to the Attorneys-in-Fact of the Selling Stockholders at 154 Avenue E, Bayonne, N.J. 07002, Attention: Steven N. Masket.

13.  Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14.  Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company, the Underwriter and each of the Selling Stockholders consent to the jurisdiction of such courts and personal service with respect thereto. The Company, the Underwriter and each of the Selling Stockholders hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter or any indemnified party. The Underwriter, each of the Selling Stockholders and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and each of the Selling Stockholders agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon them and may be enforced in any other courts to the jurisdiction of which the Company or such Selling Stockholder is or may be subject, by suit upon such judgment.

15.  Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriter, the Selling Stockholders and the Company and to the extent provided in Section 10 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

16.  Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17.  Successors and Assigns. This Agreement shall be binding upon the Underwriter, each of the Selling Stockholders and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s, each the Selling Stockholder’s and any of the Underwriter’ respective businesses and/or assets.

18.  Miscellaneous. The Underwriter hereby waives any conflict of interest due to Proskauer Rose LLP’s representation of the Company and certain of the Selling Stockholders in the transactions contemplated by this Agreement and hereby consents to such representation.

19.  No Fiduciary Duty. The Company and the Selling Stockholders hereby acknowledge that the Underwriter is acting solely as an underwriter in connection with the purchase and sale of the Company’s securities. The Company and Selling Stockholders further acknowledge that (i) the Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriter act or be responsible as a fiduciary to the Company, its management, stockholders, creditors, the Selling Stockholders or any other person in connection with any activity that the Underwriter may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof and (ii) the Company and the Selling Stockholders have been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Underwriter has no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship. The Underwriter hereby expressly disclaims any fiduciary or similar obligations to the Company and the Selling Stockholders, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and the Selling Stockholders hereby confirm their understanding and agreement to that effect. The Company, the Selling Stockholders and the Underwriter agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriter to the Company or the Selling Stockholders regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or the Selling Stockholders. The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Selling Stockholders may have against the Underwriter with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Selling Stockholders in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

[Remainder of page left blank intentionally
Signature page follows]

If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the Underwriter, please so indicate in the space provided below for the purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholders and the Underwriter, severally.

Very truly yours,

MAIDENFORM BRANDS, INC.

By:	/s/ Thomas J. Ward
Thomas J. Ward
Chief Executive Officer

THE SELLING STOCKHOLDERS NAMED IN
SCHEDULE A ATTACHED HERETO

By:	/s/ Steven N. Masket
Steven N. Masket
Attorney-in-fact

Accepted and agreed to as of the
date first above written

CREDIT SUISSE SECURITIES (USA) LLC

By: /s/ Ted Iantuono

Name: Ted Iantuono Title: Managing Director

SCHEDULE A

Selling Stockholders	Number of Shares
Ares Corporate Opportunities Fund, L.P.	3,662,649

Paribas North America, Inc.	233,786

Thomas J. Ward	47,177

Maurice S. Reznik	42,717

Steven N. Masket	13,671

Total	4,000,000

SCHEDULE B

Permitted Free Writing Prospectus

None.

Schedule C

Subsidiaries

Dormant Subsidiaries 100% owned By Maidenform, Inc.:
Elizabeth Needle Craft, Inc. - NY Corporation - Dormant
Nicholas Needlecraft, Inc. - NY Corporation - Dormant
Maidenform (UK) Limited - NY Corporation - Dormant

Dormant Subsidiaries 100% owned by NCC Industries, Inc.
Crescent Industries, Inc.

Exhibit A

Maidenform Brands, Inc.

Common Stock

($0.01 par value)

November 20, 2006

To the Underwriter listed on Schedule I hereto

Ladies and Gentlemen:

This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Maidenform Brands, Inc. (the “Company”) and you, as the underwriter (the “Underwriter”) named therein, with respect to the public offering (the “Offering”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) by the selling stockholders pursuant to a Registration Statement on Form S-3 (File No. 333-138314), which has been filed with the Securities and Exchange Commission (the “Commission”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 90 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without your prior written consent, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The restrictions contained in the foregoing sentence shall not apply to (a) the registration of or sale to the Underwriter of any Common Stock pursuant to the Offering and the Underwriting Agreement, (b) distributions of shares of Common Stock to partners, members or stockholders of the undersigned, provided that (x) such transferee agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Letter Agreement, and (y) no filing by any party under the Exchange Act shall be required or shall be voluntarily made reporting a reduction in beneficial ownership of shares of common stock during the lock-up period, (c) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Letter Agreement and confirms that he, she or it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof, (d) dispositions to any trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust, family limited partnership or family limited liability company agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Letter Agreement and confirms that it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof, (e) transfers of shares of Common Stock by will or intestacy to the undersigned’s immediate family, provided that such transferee agrees in writing with the Underwriter to be bound by the terms of this Lock-Up Letter Agreement, (f) the exercise of any stock options on a “cashless” or “net exercise” basis in accordance with the terms thereof, provided, that the shares of Common Stock acquired upon such exercise shall be subject to the restrictions contained in the foregoing sentence, or (g) open-market sales of shares of Common Stock acquired by the undersigned in the open-market after the consummation of the Offering, provided that no filing under Section 13 or Section 16 of the Exchange Act is required in connection with such sales. For purposes of this Lock-Up Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period of 90 days after the date of the final prospectus supplement relating to the Offering, the undersigned will not, without your prior written consent, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock or other securities if such transfer would constitute a violation or breach of this Agreement.

If (i) the Company notifies you in writing that the demanding selling stockholder does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), or (iv) the Offering does not occur on or prior to December 31, 2006, this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

Schedule I

Underwriter

Credit Suisse Securities (USA) LLC

Exhibit B

Officers’ Certificate

1.	I have reviewed the Registration Statement and the Prospectus.

2.	The representations and warranties of the Company as set forth in this Agreement are true and correct as of the time of purchase and the closing time.

3.	The Company has performed all of its obligations under this Agreement as are to be performed at or before the time of purchase.

4.	The conditions set forth in paragraphs (j) and (k) of Section 7 of this Agreement have been met.

5.
The financial statements and other financial information included in the Registration Statement and the Prospectus fairly present in all material respects the financial condition, results of operations, and cash flows of the Company as of the dates, and for the periods presented, in the Registration Statement.

Exhibit C

Form of Milbank Opinion

1.    No consent, approval, authorization, filing with or order of any Federal, Delaware State or New York State court or governmental agency or regulatory body thereof is required to be obtained or made by the Selling Stockholder by any Applicable Law applicable to the Selling Stockholder for the consummation of the transactions contemplated by the Selling Stockholder under the Underwriting Agreement, except, in each case, for (i) such as may be required under the “blue sky” or securities laws of any state of the United States in connection with the offer and sale of the Shares by the Underwriter, (ii) such consents, filings, approvals, authorizations, orders, registrations or qualifications as have been obtained under the Securities Act, the Exchange Act and the rules and regulations under the Securities Act and the Exchange Act, (iii) such as may be required by the rules and regulations of the NASD, Inc., and (iv) such other approvals, notices and consents as have been obtained or delivered. “Applicable Law” means the Delaware Revised Uniform Partnership Act and those laws and regulations of the State of New York and those Federal laws and regulations of the United States of America that in each case, in our experience, are customarily recognized to apply to transactions of the kind contemplated by the Underwriting Agreement..

2.    The Custody Agreement and Power of Attorney have been duly authorized, executed and delivered by the Selling Stockholder.

3.    The Underwriting Agreement when executed by the Attorney-in-Fact of the Selling Stockholders (as defined in the Underwriting Agreement) pursuant to the Custody Agreement and Power of Attorney will be duly authorized, executed and delivered on behalf of the Selling Stockholder.

4.    Upon payment for the Shares to be sold by the Selling Stockholder to the Underwriter as provided in the Underwriting Agreement, the delivery of the Shares to Cede or such other nominee as may be designated by DTC, the registration of the Shares in the name of Cede or such other nominee and the crediting of the Shares on the records of DTC to security accounts in the name of the Underwriter (assuming the Underwriter has no notice of any “adverse claim” (as such term is defined in Section 8-102(a)(1) of the NYUCC) to any “security entitlement” (within the meaning of Section 8-102(a)(17) of the NYUCC) in respect of the Shares), (A) under Section 8-501 of the NYUCC, the Underwriter will acquire a “security entitlement” in respect of the Shares and (B) no action based on any adverse claim to such security entitlement may be asserted against the Underwriter.

Exhibit D

Form of O’Melveny & Myers LLP Opinion

1.    The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action on the part of the Selling Stockholder and when executed by the Attorney-in-Fact of the Selling Stockholder (as defined in the Underwriting Agreement) pursuant to the Power of Attorney and Custody Agreement, will be duly executed and delivered on behalf of the Selling Stockholder.

2.    The execution, delivery and performance of the Power of Attorney and the Custody Agreement have has been duly authorized by all necessary corporate action on the part of the Selling Stockholder.

3.    The Selling Stockholder’s performance of its obligations under the Power of Attorney, the Custody Agreement and the Underwriting Agreement does not violate the Selling Stockholder’s organizational documents or material contracts identified in the Selling Stockholder’s Certificate.

4.    The Selling Stockholder’s performance of its obligations under the Power of Attorney, the Custody Agreement and the Underwriting Agreement will not breach or otherwise violate any existing obligation or restriction on the Selling Stockholder under any order, judgment, or decree of any federal court or governmental authority on the Selling Stockholder Certificate.

5.    Upon delivery to the Underwriter of the certificate evidencing the Shares to be sold by the Selling Stockholder endorsed to the Underwriter in blank and payment therefore by the Underwriter in accordance with the Underwriting Agreement, assuming the Underwriter is acquiring the Shares to be sold by the Selling Stockholder without notice of any adverse claim, the Underwriter will acquire the Shares to be sold by the Selling Stockholder free and clear of any adverse claim as defined in Division 8 of the Uniform Commercial Code (the “UCC”).